Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Marten Transport, Ltd.:

We have issued our reports dated March 12, 2015, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Marten Transport, Ltd. and subsidiaries on Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 22, 2015